As filed with the Securities and Exchange Commission on June 14, 2006

Registration No. 333-118667

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRUGSTORE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3416255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 108th Avenue NE, Suite 1400

Bellevue, Washington 98004

(425) 372-3200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Dawn G. Lepore

President, Chief Executive Officer and Chairman of the Board

drugstore.com, inc.

411 108th Avenue NE, Suite 1400

Bellevue, Washington 98004

(425) 372-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alesia L. Pinney, Esq.	William H. Hinman, Jr., Esq.
Vice President, General Counsel and Secretary	Simpson Thacher & Barlett LLP
drugstore.com, inc.	2550 Hanover Street
411 108th Avenue NE, Suite 1400	Palo Alto, California 94304
Bellevue, Washington 98004	(650) 251-5000
(425) 372-3200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvement plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvement plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On October 15, 2004, the Securities and Exchange Commission declared effective a Registration Statement on Form S-3, SEC File No. 333-118667, as amended (the “Registration Statement”). The offering contemplated by the Registration Statement has terminated because our contractual obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, we are filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on the 14th day of June, 2006.

DRUGSTORE.COM, INC.

By:	/s/ DAWN G. LEPORE
Name:	Dawn G. Lepore
Title:	President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated below as of June 14, 2006.

Signature	Title

/s/ DAWN G. LEPORE Dawn G. Lepore	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ ROBERT A. BARTON Robert A. Barton	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Melinda French Gates	Director

* Dan Levitan	Director

* G. Charles Roy, 3rd	Director

* William D. Savoy	Director

* Gregory S. Stanger	Director

*By:	/s/ ROBERT A. BARTON
Robert A. Barton
Attorney-in-Fact